Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 16, 2009, except for the effects of the recapitalization described in Note 1, as to which the date is July 24, 2009, relating to the financial statements of HUGHES Telematics, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Atlanta, GA

February 16, 2010